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Media contacts:

CheckFree Corporation
Laurinda Wilson
(770) 840-1608
laurinda_wilson@atl.checkfree.com

CHECKFREE TO DIVEST SPECIFIED SOFTWARE PRODUCTS, EXPAND FOCUS ON ELECTRONIC COMMERCE

ATLANTA (April 1, 1998) -- CheckFree (NASDAQ:CKFR) the leading provider of financial electronic commerce services, today announced the planned divestiture of seven of its software products to enhance the company's focus on core businesses in electronic commerce products and services.

The software products to be divested include corporate cash management, wire transfer, leasing, item processing, imaging, mortgage and safe box accounting. CheckFree completed the sale of its item processing business to CONIX Systems, Inc. on March 24, 1998, and has agreements, or is in discussions with potential buyers for the majority of the other software products to be sold. The divestiture process is expected to be substantially completed by June 30, 1998. The businesses planned for divestiture recorded collective revenue of approximately $34 million for the year ended June 1997, and were projected to generate revenue of $36 to $38 million with a modest operating loss for the year ending June 1998.

"This divestiture will conclude our efforts to concentrate management and financial resources on our core strategy for electronic banking, billing and payment, brokerage and business solutions," said Peter J. Kight, chairman and chief executive officer. "Our software group will continue to develop ACH processing, reconciliation and compliance products, which play an important role in our relationships with key billers and financial institutions."

CheckFree provides electronic banking and bill payment processing services for over 300 banks and approximately 1,000 merchants. In addition, CheckFree is the only company with an electronic bill presentment product that is in production and working for banks, businesses and consumers. Twenty-three of the nation's largest billers have already signed on to provide the product, CheckFree E-Bill, for their customers. CheckFree expects market penetration to extend to many of the top 100 billers by year-end.

According to Kight, "Since the acquisition of Servantis Systems in 1996, CheckFree has expanded the scope and market of these seven software products -- and the value we will receive for the divestitures will clearly be a testament to the management of each product group and the strength of the applications. We fully expect the acquirers of the seven software businesses to continue a strong commitment to the products and the markets they serve."

After the divestitures are completed, CheckFree's software business will consist of ACH processing through outsourcing alliances and its PEP+ software package; account reconciliation through RECON-Plus for Windows and ARP/SMS; and compliance software products for financial


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institutions and businesses. This software is integral to the operations of financial institutions and businesses.

CheckFree also reiterated its comfort with analyst projections that it will achieve break-even operating results in the current quarter ending March 31 and profitability in the quarter ending June 30, 1998.

Concluded Kight: "With the completion of the divestiture, all of our products are fundamental to CheckFree's long-term strategy. Today, more than ever before, CheckFree and its banking and business customers are the leaders in the emerging market of financial electronic commerce."

Founded in 1981, CheckFree (www.checkfree.com) is the leading provider of electronic commerce services, software and related products for 2.2 million consumers, 1,000 businesses and 850 financial institutions. CheckFree designs, develops and markets services that enable its customers to make electronic payments and collections, automate paper-based recurring financial transactions and conduct secure transactions on the Internet.

Certain of the Company's statements in this news release contain forward-looking statements, including the statements regarding the expected completion of the software product divestitures (2nd paragraph) and analysts projections of break-even and profitability (7th paragraph). These forward-looking statements involve risks and uncertainties, including without limitation the ability to enter into agreements for the sale of the software products planned for divestiture, timely implementation of existing bank processing agreements, the ability of the Company to sell its processing services to additional banks, the acceptance of the Company's electronic banking and bill payment services by financial institutions, businesses and their customers, the acceptance of the Company's applications software, services and related products by financial institutions, the impact of competitive services and products, the effect of any future acquisitions or divestitures, and the timely development and acceptance of new electronic commerce services and products, as well as the various risks inherent in the Company's business and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended June 30, 1997. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections.

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